Exhibit 10.3(D)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT No. 1 to LICENSE AGREEMENT

This AMENDMENT NO. 1 to LICENSE AGREEMENT (this “Amendment”) is made and entered into effective as of December 27, 2013 (the “Amendment Effective Date”), by and between Mirna Therapeutics, Inc., a Delaware corporation with offices at 2150 Woodward Street, Suite 100, Austin, Texas 78744 (“MirnaRx”), and Marina Biotech, Inc., a Delaware corporation with offices at 3830 Monte Villa Parkway, Bothell, Washington 98021 (“Marina Bio”).

WHEREAS, MirnaRx and Marina Bio are parties to a License Agreement dated December 22, 2011 (the “License Agreement”), pursuant to which Marina Bio granted to MirnaRx a license under Marina Bio’s technology and intellectual property rights relating to Marina Bio’s liposomal delivery technology known as NOV340 (the “Marina Technology”), to develop and commercialize drug products incorporating such Marina Technology in combination with MirnaRx’s proprietary compound miR-34, and other specified compounds selected by MirnaRX pursuant to the terms of the License Agreement; and

WHEREAS, MirnaRx and Marina Bio desire to amend the License Agreement to modify the consideration payable by MirnaRX to Marina Bio upon selection by MirnaRx of certain additional compounds for further development and commercialization using the Marina Technology, the timing of the payment of such consideration, and to modify certain milestone and royalty payment obligations relating to the development and commercialization of products containing miR-34 using the Marina Technology.

NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows.

1.1.                            Amendment of License Agreement.  In accordance with Section 12.1 of the License Agreement, the Parties hereby agree to amend the License Agreement, effective as of the Amendment Effective Date, in accordance with the remainder of this Section 1.  Capitalized terms not defined in this Amendment shall have the meaning given to those terms in the License Agreement.  With the exception of those sections of the License Agreement that are expressly amended by this Amendment, the remainder of the Master Agreement shall remain in full force and effect as provided therein.

1.2.                            Section 1.48 of the License Agreement shall be amended and restated in its entirety with the following:

1.48                        “Selected MirnaRx Compound” means:  (a) the MirnaRx Compound known as miR-34 (the sequence of which is set forth in the Side Letter); or (b) any other MirnaRx Compound that MirnaRx selects, as provided in Section 2.6, to combine with the Marina Bio Technology and to develop (or have developed) as a Licensed Product, and including, for any such Selected MirnaRx Compound, any other MirnaRx Compound that has at least [***] sequence homology with such Selected MirnaRx Compound, and for each of (a) and (b) including without limitation the compounds listed on Appendix D.

1.3.                            Section 5.2 of the License Agreement shall be amended and restated in its entirety with the following:

5.2                               Selection Fee Payments:

(a)                                 As permitted by Section 2.6, in addition to miR-34, MirnaRx has selected three (3) Option Compounds that are listed on Appendix D to be Selected MirnaRx Compounds.  In partial consideration of the license rights granted by Marina Bio under this Agreement, and for the right to develop and commercialize such additional Selected MirnaRx Compounds, MirnaRx shall pay Marina Bio an upfront selection fee for the designation of such three (3) Option Compounds as Selected MirnaRx Compounds equal to $1,000,000, which amount shall be paid in full on or before December 27, 2013

(b)                                 With respect to any new MirnaRx Compound that is selected by MirnaRx as a Selected MirnaRx Compound in accordance with Section 2.6 (including without limitation any Option Compound not listed on Appendix D), then MirnaRx shall pay Marina Bio an additional compound selection fee of [***], such amount to be paid as follows:  (i) with respect to any Option Compound (other than those listed on Appendix D) that is selected by MirnaRx as a Selected MirnaRx Compound in accordance with Section 2.6, (i) [***] of such amount shall be paid within [***] of the date that MirnaRx selects the Selected MirnaRx Compound under Section 2.6, and (ii) the balance [***] will be paid [***], and (b) with respect to any Selected MirnaRx Compounds that are not Option Compounds when selected by MirnaRx under Section 2.6, the total amount of [***] for such Selected MirnaRx Compound shall be paid within [***] of the date that MirnaRx selects the Selected MirnaRx Compound under Section 2.6.  All such selection fees shall be in addition to any amounts due based on sublicensing Revenue received by MirnaRx (if any) for sublicensing a Licensed Product containing the applicable Selected MirnaRx Compound, as set forth in Section 5.6 below.

1.4.                            A new Appendix D shall be added to the License Agreement entitled “Selected MirnaRx Compounds”, which shall read in its entirety as follows:

Appendix D

miR-34

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1.5.                            Simultaneous with the execution of this Amendment, MirnaRx shall provide to Marina Bio the sequences of each of the Selected MirnaRx Compounds listed an Appendix D in a separate side letter (the “Amendment Side Letter”).  The Amendment Side Letter shall also set forth the sequences of the remaining Option Compounds that have not been designated by MirnaRx as Selected MirnaRx Compounds as of the Amendment Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.6.                            Section 5.3 shall be amended and restated in its entirety with the following:

5.3                               Milestone Payments.

(a)                                 In partial consideration of the license rights granted by Marina Bio under this Agreement, MirnaRx shall pay to Marina Bio a milestone payment upon the first achievement by MirnaRx (independently of work done by or in collaboration with a Sublicensee) of the applicable milestone event set forth in the table below, such payments to be in the listed amounts for the applicable Milestone Event:

Milestone Event	Milestone Payment
(i) For each Licensed Product:
[***]	[***]
(ii) For each Additional Indication for the Licensed Product, up to total of [***] Additional Indications:
(1) [***]	[***]

(b)                                 For clarity, each of the above milestone payments shall be paid only once for a particular Licensed Product, regardless if any such Milestone Event is achieved more than once, except that [***].  Further, if a particular Licensed Product achieves a particular Milestone Event under subclause (i) of the above table without having achieved a previous Milestone Event in such subclause (i), then such previous Milestone Event shall be deemed also achieved, and the Milestone Payment associated with such Milestone Event shall then be paid with the achievement of the subsequent Milestone Event.  For illustrative purposes only, if the [***] Milestone Event as set forth in (i)(3) in the table above is not achieved for a Licensed Product but the [***] Milestone Event as set forth in (i)(4) above is achieved for such Licensed Product, then the Milestone Payment for achievement of the Milestone Event in clause (i)(3) [***] will be paid when the Milestone Payment for (i)(4) is paid.  The total amount of milestone payments payable for a particular Licensed Product under the above shall not, in any event, exceed $6,000,000 under subclause (i) of the above table and $10,000,000 in total.  For additional clarity, if MirnaRx (or its Affiliate) enters into a sublicense Agreement under which the applicable Sublicensee is granted sublicense rights to Commercialize a Licensed Product, then achievement of any of the above Milestone Events by such Sublicensee, or by MirnaRx or its Affiliate working in collaboration with such Sublicensee under the sublicense agreement, shall not create a Milestone Payment obligation, but instead MirnaRx shall have the obligation to share Sublicense Revenues received under such sublicense agreement as provided in Section 5.6 below.

(c)                                  Notwithstanding Sections 5.3(a) and 5.3(b) and the milestone table above, (i) no Milestone Payment for achievement of [***] of the milestone table above, and (ii) no

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Milestone Payments for [***] of the milestone table above, shall be payable with respect to any Licensed Product containing or incorporating miR-34.  For clarity, Sections 5.3(a) and 5.3(b) and the milestone table above shall apply in full to all Licensed Products other than any Licensed Product containing or incorporating miR-34, unless the Parties mutually agree otherwise in writing.

1.7.                            The Parties acknowledge and agree that as of the Amendment Effective Date, the Milestone Payment for the achievement of the Milestone Event [***] of the milestone table above has been paid in full by MirnaRx [***].

1.8.                            Section 5.4 shall be amended and restated in its entirety with the following:

5.4                               Royalties.  In part consideration of the license rights granted by Marina Bio under this Agreement, and subject to the provisions of Sections 5.5, MirnaRx shall pay royalties to Marina Bio on sales by MirnaRx or any of its Affiliates of Licensed Products during the Royalty Term, as follows:

(a)                                 For sales of Licensed Product in country(ies) where such sale would infringe, absent the license granted in Section 2.1, a Valid Claim of an issued Licensed Patent, MirnaRx shall pay to Marina Bio royalties equal to [***] of the Net Sales revenue recognized by MirnaRx or any of its Affiliates from such sales, provided that solely with respect to any Licensed Product containing or incorporating miR-34, no royalty shall be payable by MirnaRx with respect to sales in any country.

(b)                                 For sales of Licensed Product in country(ies) where either (i) there is no Valid Claim in an issued Licensed Patent that would be infringed, absent the license granted in Section 2.1, by such sale of the Licensed Product, or (b) there are sales of Generic Products during the same royalty period as such sales of Licensed Product, then MirnaRx shall pay to Marina Bio royalties equal to [***] of the Net Sales revenue recognized by MirnaRx or any of its Affiliates from such Licensed Product sales, provided that solely with respect to any Licensed Product containing or incorporating miR-34, no royalty shall be payable by MirnaRx with respect to sales in any country.

1.9.                            Section 12.1 shall be amended and restated in its entirety with the following:

12.1                        Entire Agreement; Amendment.  This Agreement, including the appendices, and the Side Letter, constitutes the entire agreement between the Parties (or their Affiliates) related to the subject matter hereof.  All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings related to the subject matter hereof are superseded by and merged into and extinguished and completely expressed by this Agreement, including the exhibits and the Side Letter.  No Party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement and the Side Letter.  As of the Effective Date, the Confidentiality Agreement is hereby superseded by this Agreement as to Marina Bio and MirnaRx, provided that all Confidential Information (as defined in the Confidentiality Agreement) disclosed thereunder shall be treated as Confidential Information disclosed

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

under, and subject to the terms of, this Agreement.  No subsequent alteration, amendment, change or addition to this Agreement or the Side Letter shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

1.10.                     Counterparts; Facsimile Execution.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the Amendment Effective Date.

MIRNA THERAPEUTICS, INC.		MARINA BIOTECH, INC.

Signature:	/s/ Paul Lammers	Signature:	/s/ J. Michael French

Name:	Dr. Paul Lammers	Name:	J. Michael French

Title:	President and CEO	Title:	President and CEO